SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2025
_______________________

BEACON FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

        Delaware             001-15781             04-3510455
    (State or other jurisdiction     (Commission File No.)     (I.R.S. employer
    of incorporation)      Identification No.)

    131 Clarendon Street, Boston, Massachusetts                02116
(Address of principal executive offices)    (Zip Code)

        (617) 425-4600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value of $0.01 per share	BBT	New York Stock Exchange

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02    Other Events.

On October 29, 2025, the Board of Directors of Beacon Financial Corporation (the “Company”) issued a press release announcing its earnings for the quarter ended September 30, 2025. Additionally, the Company announced the approval by its Board of Directors of a regular quarterly dividend of $0.3225 per share payable on November 24, 2025 to stockholders of record on November 10, 2025. A copy of that press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

In connection with the press release announcing the Company’s third quarter earnings, the Company posted an investor presentation to its website at www.beaconfinancial.com. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is hereby incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

99.1    Press release of Beacon Financial Corporation reporting earnings and dividend approval, issued October 29, 2025
99.2    Investor Presentation of Beacon Financial Corporation, issued October 29, 2025

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2025	BEACON FINANCIAL CORPORATION
	By:	/S/ Carl M. Carlson
Carl M. Carlson Chief Financial & Strategy Officer